News Release

Tutor Perini Reports Fourth Quarter and Full Year 2016 Results

•	Diluted earnings per share (EPS) of $0.60 for Q4 2016 compared to $0.18 for Q4 2015
•	Diluted EPS of $1.92 for 2016 compared to $0.91 for 2015
•	Cash flow from operations of $113.3 million for 2016; strongest annual result since 2008
•	Strong operating margins in the Civil and Building segments

LOS ANGELES – (BUSINESS WIRE) – February 23, 2017 – Tutor Perini Corporation (NYSE: TPC), a leading civil and building construction company, today reported results for the fourth quarter and year ended December 31, 2016. Revenue was $1.2 billion and $5.0 billion for the fourth quarter and full year, respectively, compared to $1.2 billion and $4.9 billion for the same periods in 2015. Income from construction operations increased significantly to $52.1 million and $201.9 million for the fourth quarter and full year, respectively, compared to $15.5 million and $105.4 million for the comparable periods in 2015. Net income for the fourth quarter and full year 2016 also increased substantially to $30.3 million, or $0.60 per diluted share, and $95.8 million, or $1.92 per diluted share, respectively, compared to $8.7 million, or $0.18 per diluted share, and $45.3 million, or $0.91 per diluted share, for the comparable periods in the prior year. In 2015, adverse charges were recorded in all segments, which impacted income from construction operations and net income.

The increase in income from construction operations and net income for the fourth quarter and full year 2016 was due to improved operating performance in all segments. A favorable effective tax rate for 2016, driven by a shift in revenue mix between states and certain tax adjustments, was offset by expenses incurred for refinancing efforts undertaken during the year, including two credit facility amendments.

The Company generated $19.2 million of operating cash in the fourth quarter of 2016 and $113.3 million for the full year, which was the highest full year operating cash result in eight years. As expected, operating cash exceeded net income in 2016. The Company expects that cash generation will continue to be strong in 2017 and that cash flow from operations will again exceed net income for the year. Total unbilled costs decreased by $73.3 million in 2016. The Company expects continued progress in reducing unbilled costs over the next several quarters, which should contribute to substantial cash generation throughout 2017.

Backlog as of December 31, 2016 was $6.2 billion, compared to $7.5 billion as of December 31, 2015. New awards and adjustments to contracts in process during the fourth quarter and full year 2016 were $0.8 billion and $3.7 billion, respectively, compared to $1.1 billion and $4.6 billion for the same periods last year. The Civil and Building segments were the major contributors to new award activity in 2016 and are expected to continue driving backlog in 2017. The Company’s new awards have been strong to date in 2017 and include the previously announced $1.4 billion Purple Line Extension Section 2 contract for the Los Angeles Metropolitan Transportation Authority, three mechanical contracts in New York City worth $104 million and a U.S. Air Force design-build project valued at $80 million for work in Saudi Arabia.

“Our fourth quarter and full year results met our expectations and were within our original EPS guidance for 2016. The results were driven by good project execution in our Civil and Building segments. We experienced improved operating performance in 2016 across all segments compared to 2015 and expect to further improve the performance of our Specialty Contractors segment in 2017. The strong cash we generated in 2016 signals that our intense focus on reducing our unbilled costs and collecting cash is bearing results,” commented Ronald Tutor, Chairman and Chief Executive Officer. Tutor continued, “We believe that 2017 will be an even better year given the new awards we have already booked and others we hope to be awarded, together with the unprecedented volume of civil project opportunities.”

Outlook and Guidance

Based on the Company’s current backlog, which includes the significant new awards booked to date in 2017, together with the substantial volume of prospective opportunities, the Company sees a strong year ahead, which is reflected in the guidance for 2017. Revenue is expected to be in excess of $5.5 billion and diluted EPS is expected to be in the range of $2.10 to $2.40. The results are anticipated to be weighted towards the second half of 2017, as is typical given the seasonality of the Company’s business.

Fourth Quarter Conference Call

The Company will host a conference call at 2:00 PM Pacific Time on Thursday, February 23, 2017, to discuss the fourth quarter and full year results. To participate in the conference call, please dial 877-407-8293 five to ten minutes prior to the scheduled time. International callers should dial +1-201-689-8349.

The conference call will be webcast live over the Internet and can be accessed by all interested parties on Tutor Perini's website at www.tutorperini.com. To listen to the webcast, please visit the Company's website at least fifteen minutes prior to the start of the call to register and to download and install any necessary software. For those unable to participate during the live call, the webcast will be available for replay shortly after the call on the website.

About Tutor Perini Corporation

Tutor Perini Corporation is a leading civil and building construction company offering diversified general contracting and design-build services to private clients and public agencies throughout the world. We have provided construction services since 1894 and have established a strong reputation within our markets by executing large complex projects on time and within budget while adhering to strict quality control measures. We offer general contracting, pre-construction planning and comprehensive project management services, including the planning and scheduling of the manpower, equipment, materials and subcontractors required for a project. We also offer self-performed construction services including site work, concrete forming and placement, steel erection, electrical, mechanical, plumbing and heating, ventilation and air conditioning (HVAC). We are known for our major complex building project commitments, as well as our capacity to perform large and complex transportation and heavy civil construction for government agencies and private clients throughout the world.

The statements contained in this Release, including those set forth in the section “Outlook and Guidance,” that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including without limitation, statements regarding the Company’s expectations, hopes, beliefs, intentions or strategies regarding the future and statements regarding future guidance or estimates and non-historical performance. These forward-looking statements are based on the

Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. The Company’s expectations, beliefs and projections are expressed in good faith and the Company believes there is a reasonable basis for them. There can be no assurance that future developments affecting the Company will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the Company’s ability to win new contracts and convert backlog into revenue; the Company's ability to successfully and timely complete construction projects; increased competition and failure to secure new contracts; the outcomes of pending or future litigation, arbitration or other dispute resolution proceedings and the timing of related collections; the potential delay, suspension, termination or reduction in scope of construction projects; the continuing validity of the underlying assumptions and estimates of total forecasted project revenues, costs and profits and project schedules; the availability of borrowed funds on terms acceptable to the Company; failure to meet our obligations under our debt agreements; the ability to retain certain members of management; the ability to obtain surety bonds to secure the Company’s performance under certain construction contracts; possible labor disputes or work stoppages within the construction industry; changes in federal and state appropriations for infrastructure projects and the impact of changing economic conditions on federal, state and local funding for infrastructure projects; possible changes or developments in international or domestic political, social, economic, business, industry, market and regulatory conditions or circumstances; failure to comply with laws and regulations related to government contracts; actions taken or not taken by third parties, including the Company’s customers, suppliers, business partners, and competitors and legislative, regulatory, judicial and other governmental authorities and officials; impairments of our goodwill or other indefinite-lived intangible assets; possible systems and information technology disruptions; the impact of inclement weather conditions on projects; and other risks and uncertainties discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the Securities and Exchange Commission on February 23, 2017. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contact:

Tutor Perini Corporation
Jorge Casado, 818-362-8391
Vice President, Investor Relations & Corporate Communications

www.tutorperini.com

Tutor Perini Corporation
Condensed Statements of Operations

	Quarter Ended December 31,		Year Ended December 31,
(in thousands, except per share data)	2016	2015	2016	2015

Revenue	$1,246,599	$1,200,830	$4,973,076	$4,920,472

Cost of operations	(1,128,939)	(1,134,157)	(4,515,886)	(4,564,219)

Gross profit	117,660	66,673	457,190	356,253

General and administrative expenses	(65,610)	(51,199)	(255,270)	(250,840)

INCOME FROM CONSTRUCTION OPERATIONS	52,050	15,474	201,920	105,413

Other income, net	1,763	7,471	6,977	13,569
Interest expense	(15,128)	(11,258)	(59,782)	(45,143)

Income before income taxes	38,685	11,687	149,115	73,839

Provision for income taxes	(8,425)	(2,975)	(53,293)	(28,547)

NET INCOME	$30,260	$8,712	$95,822	$45,292

BASIC EARNINGS PER COMMON SHARE	$0.62	$0.18	$1.95	$0.92

DILUTED EARNINGS PER COMMON SHARE	$0.60	$0.18	$1.92	$0.91

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
BASIC	49,202	49,073	49,150	48,981
DILUTED	50,507	49,512	49,864	49,666

Tutor Perini Corporation
Segment Information

	Reportable Segments
			Specialty				Consolidated
(in thousands)	Civil	Building	Contractors	Total	Corporate		Total
Quarter Ended December 31, 2016
Total revenue	$452,327	$551,801	$301,983	$1,306,111	$—		$1,306,111
Elimination of intersegment revenue	(43,751)	(15,761)	—	(59,512)	—		(59,512)
Revenue from external customers	$408,576	$536,040	$301,983	$1,246,599	$—		$1,246,599
Income from construction operations	$43,640	$12,596	$11,999	$68,235	$(16,185)	(a)	$52,050

Quarter Ended December 31, 2015
Total revenue	$434,640	$505,924	$282,849	$1,223,413	$—		$1,223,413
Elimination of intersegment revenue	6,163	(28,746)	—	(22,583)	—		(22,583)
Revenue from external customers	$440,803	$477,178	$282,849	$1,200,830	$—		$1,200,830
Income from construction operations	$25,107	$6,867	$(13,326)	$18,648	$(3,174)	(a)	$15,474

	Reportable Segments
			Specialty				Consolidated
(in thousands)	Civil	Building	Contractors	Total	Corporate		Total
Year Ended December 31, 2016
Total revenue	$1,830,857	$2,146,747	$1,234,272	$5,211,876	$—		$5,211,876
Elimination of intersegment revenue	(161,894)	(76,906)	—	(238,800)	—		(238,800)
Revenue from external customers	$1,668,963	$2,069,841	$1,234,272	$4,973,076	$—		$4,973,076
Income from construction operations	$172,668	$51,564	$37,908	$262,140	$(60,220)	(a)	$201,920

Year Ended December 31, 2015
Total revenue	$2,005,193	$1,900,492	$1,228,030	$5,133,715	$—		$5,133,715
Elimination of intersegment revenue	(115,286)	(97,957)	—	(213,243)	—		(213,243)
Revenue from external customers	$1,889,907	$1,802,535	$1,228,030	$4,920,472	$—		$4,920,472
Income from construction operations	$145,213	$(1,240)	$15,682	$159,655	$(54,242)	(a)	$105,413

(a) Consists primarily of corporate general and administrative expenses.

Tutor Perini Corporation
Condensed Balance Sheets
	As of December 31,
(in thousands, except share and per share amounts)	2016	2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$146,103	$75,452
Restricted cash	50,504	45,853
Accounts receivable, including retainage	1,743,300	1,473,615
Costs and estimated earnings in excess of billings	831,826	905,175
Other current assets	66,023	108,844
Total current assets	2,837,756	2,608,939

Property and equipment, net	477,626	523,525
Goodwill	585,006	585,006
Intangible assets, net	92,997	96,540
Other	45,235	47,290
Total assets	$4,038,620	$3,861,300

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$85,890	$88,917
Accounts payable, including retainage	994,016	937,464
Billings in excess of costs and estimated earnings	331,112	288,311
Accrued expenses and other current liabilities	107,925	134,127
Total current liabilities	1,518,943	1,448,819

Long-term debt, less current maturities	673,629	728,767
Deferred income taxes	131,007	122,822
Other long-term liabilities	162,018	140,665
Total liabilities	2,485,597	2,441,073

CONTINGENCIES AND COMMITMENTS

STOCKHOLDERS’ EQUITY:
Preferred stock – authorized 1,000,000 shares ($1 par value), none issued	—	—
Common stock – authorized 75,000,000 shares ($1 par value), issued and outstanding 49,211,353 and 49,072,710 shares	49,211	49,073
Additional paid-in capital	1,075,600	1,035,516
Retained earnings	473,625	377,803
Accumulated other comprehensive loss	(45,413)	(42,165)
Total stockholders' equity	1,553,023	1,420,227

Total liabilities and stockholders' equity	$4,038,620	$3,861,300

Tutor Perini Corporation
Condensed Statements of Cash Flows

	Year Ended December 31,
(in thousands)	2016	2015
Cash flows from operating activities:
Net income	$95,822	$45,292
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	63,759	37,919
Amortization of intangible assets	3,543	3,715
Share-based compensation expense	13,423	9,477
Excess income tax benefit from share-based compensation	(269)	(186)
Change in debt discount and deferred debt issuance costs	10,968	2,095
Deferred income taxes	(10,169)	22,214
(Gain) loss on sale of property and equipment	453	(2,909)
Other long-term liabilities	28,210	28,912
Other non-cash items	(1,874)	(3,680)
Changes in other components of working capital	(90,530)	(128,777)
NET CASH PROVIDED BY OPERATING ACTIVITIES	113,336	14,072

Cash flows from investing activities:
Acquisition of property and equipment excluding financed purchases	(15,743)	(35,912)
Proceeds from sale of property and equipment	1,899	4,980
Change in restricted cash	(4,651)	(1,483)
NET CASH USED IN INVESTING ACTIVITIES	(18,495)	(32,415)

Cash flows from financing activities:
Issuance of convertible notes	200,000	—
Proceeds from debt	1,353,895	1,013,205
Repayment of debt	(1,562,684)	(1,054,371)
Excess income tax benefit from share-based compensation	269	186
Issuance of common stock and effect of cashless exercise	(584)	(808)
Debt issuance costs	(15,086)	—
NET CASH USED IN FINANCING ACTIVITIES	(24,190)	(41,788)

Net increase (decrease) in cash and cash equivalents	70,651	(60,131)
Cash and cash equivalents at beginning of year	75,452	135,583
Cash and cash equivalents at end of period	$146,103	$75,452

Tutor Perini Corporation
Backlog Information

			Revenue
		New Awards in the	Recognized in the
	Backlog at	Quarter Ended	Quarter Ended	Backlog at
(in millions)	September 30, 2016	December 31, 2016(a)	December 31, 2016	December 31, 2016
Civil	$2,799.4	$281.3	$(408.6)	$2,672.1
Building	2,228.4	288.8	(536.0)	1,981.2
Specialty Contractors	1,668.5	207.3	(302.0)	1,573.8
Total	$6,696.3	$777.4	$(1,246.6)	$6,227.1

			Revenue
		New Awards in the	Recognized in the
	Backlog at	Year Ended	Year Ended	Backlog at
(in millions)	December 31, 2015	December 31, 2016(a)	December 31, 2016	December 31, 2016
Civil	$2,743.7	$1,597.4	$(1,669.0)	$2,672.1
Building	2,780.4	1,270.6	(2,069.8)	1,981.2
Specialty Contractors	1,941.0	867.1	(1,234.3)	1,573.8
Total	$7,465.1	$3,735.1	$(4,973.1)	$6,227.1

(a) New awards consist of the original contract price of projects added to our backlog plus or minus subsequent changes to the estimated total contract price of existing contracts.